SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported) April 22, 1997



                           ONE VALLEY BANCORP, INC.
            (Exact name of registrant as specified in its charter)


         West Virginia             0-10042            55-0609408
 (State or other jurisdiction    (Commission       (I.R.S. Employer
      of incorporation)         File Number)     Identification No.)


              One Valley Square, Charleston, West Virginia  25326
                   (Address of principal executive offices)
                                  (Zip Code)


                                (304) 348-7000
             (Registrant's telephone number, including area code)


                                Not applicable
  (Former name, address, and fiscal year, if changed since last report)


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                          One Valley Bancorp, Inc.

Item 5.   Other Events

On April 22, 1997, One Valley Bancorp, Inc., announced that it has filed a listing application with the New York Stock Exchange (NYSE) and has been informed by the NYSE that One Valley meets the eligibility requirements for listing its Common Stock.

Pending NYSE authorization, One Valley trading on the NYSE is anticipated to begin in late May 1997. One Valley expects to be assigned a NYSE symbol within the next few weeks, which will be announced prior to listing.

J. Holmes Morrison, President & CEO of One Valley said "One Valley's listing on the New York Stock Exchange is a significant event that we believe will provide greater liquidity, reduced volatility, tighter quotation spreads and a larger market for our shareholders. This step is intended to continue the evolution of providing the greatest value for One Valley and its shareholders."

One Valley Bancorp is the largest bank holding company based in West Virginia with $4.4 billion in total assets. The company operates 12 affiliate banks with 89 locations--79 of which are in West Virginia and 10 in Virginia.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            One Valley Bancorp, Inc.

DATE   April 24, 1997

                            BY  /S/ Laurance G. Jones
                                    Laurance G. Jones
                                    Executive Vice President &
                                     Chief Financial Officer